Exhibit 99.4

     Unaudited Pro Forma Consolidated Balance Sheet at September 30, 2001.

                                                                                        Pro Forma     Pro Forma
                                                            Netopia      Cayman        Adjustments    Balances
                                                            --------     ------      --------------   ---------
                                                                              (in thousands)
                   Assets
Current assets:
   Cash and cash equivalents ............................   $ 35,703     $  370      $  (13,301)[a]    $ 22,772
   Short-term investments ...............................     13,293         --                          13,293
   Trade accounts receivable ............................      9,550      2,036                          11,586
   Inventories, net .....................................      7,156      1,907              78 [b]       9,141
   Prepaid expenses and other current assets ............      1,634        220                           1,854
                                                            --------     ------                        --------
     Total current assets ...............................     67,336      4,533                          58,646
Furniture, fixtures and equipment, net ..................      5,770        869                           6,639
Intangible assets, net ..................................      2,758         --          16,128 [c]      18,886
Long-term investments ...................................      4,000         --                           4,000
Deposits and other assets ...............................      2,848         25                           2,873
                                                            --------     ------                        --------
                                                            $ 82,712    $ 5,427                        $ 91,044
                                                            ========    =======                        ========
    Liabilities and Stockholders' Equity
Current liabilities:
   Accounts payable .....................................   $  4,713    $ 5,686                        $ 10,399
   Note payable .........................................         --      4,179          (4,179)[d]          --
   Bank line of credit borrowing ........................         --      2,258          (2,258)[e]          --
   Accrued compensation .................................      2,148         --                           2,148
   Accrued liabilities ..................................      1,116      1,672           2,141 [f]       4,929
   Deferred revenue .....................................      2,589         13                           2,602
   Other current liabilities ............................        177         46                             223
                                                            --------     ------                        --------
     Total current liabilities ..........................     10,743     13,854                          20,301
Long-term liabilities ...................................        256         --             924 [g]       1,180
                                                            --------     ------                        --------
     Total liabilities ..................................     10,999     13,854                          21,481

Commitments and contingencies

Stockholders' equity:
   Common stock .........................................         17         --                              17
   Additional paid-in capital ...........................    144,886     29,141         (29,141)[h]     144,886
   Deferred compensation ................................         --     (2,014)          2,014 [i]          --
   Accumulated deficit ..................................    (73,190)   (35,554)         33,404 [j]     (75,340)
                                                            --------     ------                        --------
      Total stockholders' equity ........................     71,713     (8,427)                         69,563
                                                            --------     ------                        --------
                                                            $ 82,712    $ 5,427                        $ 91,044
                                                            ========    =======                        ========


  See Notes to Unaudited Pro Forma Consolidated Financial Statements.

     Unaudited Pro Forma Consolidated Statement of Operations for the Fiscal Year Ended September 30, 2001.

                                                                                           Pro Forma       Pro Forma
                                                                 Netopia      Cayman       Adjustment      Combined
                                                                ----------   ---------    ------------    ----------
                                                                      (in thousands, except per share amounts)
Revenues:
   Internet equipment ......................................    $   58,861   $  17,906                    $   76,767
   Web platform licenses and services ......................        18,457           -                        18,457
                                                                ----------   ---------                    ----------
     Total revenues ........................................        77,318      17,906                        95,224

Cost of revenues:
   Internet equipment ......................................        39,165      18,432                        57,597
   Web platform licenses and services ......................           795          --                           795
                                                                ----------   ---------                    ----------
     Total cost of revenues ................................        39,960      18,432                        58,392
                                                                ----------   ---------                    ----------
        Gross profit .......................................        37,358        (526)                       36,832

Operating expenses:
   Research and development ................................        13,836       6,335                        20,171
   Selling and marketing ...................................        27,144       4,338                        31,482
   General and administrative ..............................         7,528       3,309                        10,837
   Amortization of goodwill and other intangible assets ....        11,984           -     $  1,497 [k]       13,481
   Impairment of goodwill and other intangible assets ......        16,375           -                        16,375
   Restructuring costs .....................................         1,073           -                         1,073
   Terminated merger costs .................................         2,640           -                         2,640
                                                                ----------   ---------                    ----------
     Total operating expenses ..............................        80,580      13,982                        96,059
                                                                ----------   ---------                    ----------
        Operating loss .....................................       (43,222)    (14,508)                      (59,227)
Other income, net ..........................................         1,510      (1,346)                          164
                                                                ----------   ---------                    ----------

     Loss from continuing operations before
        income taxes .......................................       (41,712)    (15,854)                      (59,063)
Income tax provision .......................................             -          11                            11
                                                                ----------   ---------                    ----------

     Loss from continuing operations .......................    $  (41,712)  $ (15,865)                   $  (59,074)
                                                                ==========   =========                    ==========

Per share data, continuing operations:
   Basic and diluted loss per share ........................    $    (2.33)                               $    (3.30)
                                                                ==========                                ==========
   Shares used in the per share calculations ...............        17,902                                    17,902
                                                                ==========                               ==========

See Notes to Unaudited Pro Forma Consolidated Financial Statements.

         Notes to Unaudited Pro Forma Consolidated Financial Statements

(1)      Basis of Pro Forma Presentation

     The pro forma combined statement of operations assumes the acquisition took place as of October 1, 2000 and combines Cayman's statement of operations for the twelve-month period ended September 30, 2001 and Netopia's statement of operations for the fiscal year ended September 30, 2001. Cayman's statement of operations for the twelve-month period ended September 30, 2001 has been derived by combining the unaudited results for the quarters ended December 31, 2000, March 31, 2001, June 30, 2001 and September 30, 2001. There were no transactions between Cayman and Netopia during the period presented. The pro forma combined balance sheet assumes that the merger took place on September 30, 2001 and combined Cayman's unaudited September 30, 2001 balance sheet and Netopia's September 30, 2001 balance sheet.

     There are no material differences between the accounting policies of Cayman and Netopia. The pro forma combined provision for income taxes may not represent the amounts that would have resulted had Cayman and Netopia filed the consolidated income tax returns during the period presented.

     On October 11, 2001, Netopia acquired Cayman in a transaction accounted for as a purchase. The estimated total purchase price of $15.1 million included $6.0 million in cash in exchange for all of Cayman's outstanding equity, including in-the-money stock options; $4.2 million in exchange for all of Cayman's outstanding convertible debt; $2.3 million in cash in respect of an outstanding credit line of Cayman; $0.8 million in cash in fees to Cayman's investment bankers, attorneys and accountants; $0.7 million cash in severance benefits to Cayman employees that were not retained; and $1.1 million of transaction costs the Company incurred for accounting, legal and other professional services. The excess of the purchase price over the net tangible and intangible assets net of liabilities assumed has been allocated to goodwill.

     The allocation of the purchase price is based upon the Company's estimates of the fair value of the tangible and intangible assets acquired and is as follows:

                                                                               Annual         Useful
                                                               Amount       amortization       life
                                                             -----------    ------------   ------------
                                                                           (in thousands)

   Current assets.....................................       $     4,611             n/a           n/a
   Long-term assets...................................               894             n/a           n/a
   Current liabilities................................            (7,416)            n/a           n/a
   Identified intangible assets:
       Developed product technology...................             1,120      $      224       5 years
       Core technology leveraged......................             5,570             928       6 years
       Sales channel relationships....................             1,380             345       4 years
       Goodwill.......................................             6,791             n/a           n/a
   Acquired in-process research and development.......             2,150             n/a           n/a
                                                             -----------    ------------
        Total purchase price..........................       $    15,100    $      1,497
                                                             ===========    ============

     An independent third-party valuation specialist performed an allocation of the total purchase price of Cayman to its individual assets offset by liabilities. In addition to the current assets and liabilities that were acquired, certain intangible assets were identified and a portion of the purchase price was allocated to acquired in-process research and development projects. These identified intangible assets are as follows:

     . Developed product technology, which represents the value of Cayman's proprietary know-how that is technologically feasible as of the acquisition date;

     . Core technology leveraged, which represents the value of Cayman's research and development projects in process that are leveraged off of Cayman's previously developed products and technology;

     . Sales channel relationships, which represents the value of Cayman's established relationships with its incumbent local exchange carrier
         (ILEC) and cable company customers to whom Netopia expects to continue to sell products; and

     . Goodwill, which represents the excess of the Cayman purchase price over the fair value of the underlying net identifiable assets. Included in goodwill is $2.5 million, which represents the fair value of the assembled workforce. Pursuant to Statement of Financial Accounting Standards (SFAS) No. 141, Business Combinations, the value of such assembled workforce should not be reported separately from goodwill. The Company believes that the amount allocated to goodwill appropriately reflects the market value of the amount of purchase price over the fair value of the underlying net identifiable assets based upon the value in the expansion of the Company's product offerings and expected synergies resulting from the acquisition.

     The estimated useful lives of developed product technology, core technology leveraged and sales channel relationships are 5, 6 and 4 years, respectively. Netopia will amortize the value of these identified intangible assets on a straight-line basis over their estimated useful lives. The amortization of these intangible assets has been reflected in the pro forma statement of operations. Pursuant to the provisions of SFAS No. 142, Goodwill and Other Intangible Assets, no amortization of the goodwill and other intangibles with indefinite lives from the Cayman acquisition has been reflected in the pro forma statement of operations. However, for any purchase business combination that was consummated on or before June 30, 2001, the amortization related to goodwill and intangibles with indefinite lives amounting to $12.0 million was included in the pro forma statement of operation and will not continue after the Company's adoption date of SFAS No.142 on October 1, 2001.

     Cayman is currently developing new products that qualify as in-process research and development. In-process research and development is defined as acquired research and developments assets that are not currently technologically feasible. In accordance with SFAS No. 86, Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed, the costs of internally developed products are expensed until the product has established technological feasibility. Technological feasibility is determined when a product reaches the "working model" stage, which is generally when the product has reached the beta version release. Beta products are operative versions of the products that perform all of the major functions planned for the product, and are ready for initial customer testing. Netopia believes that each of the in-process research and development projects acquired are subject to significant further development before they will be available for release to our customers. Developing these products is time consuming, costly and complex and there is a risk that these developments will be late, fail to meet customer or market requirements and may not be competitive with other products using similar or alternative technologies that offer comparable functionality.

     The value that was assigned to acquired in-process research and development as part of our independent third-party valuation was determined by estimating the costs to develop the in-process research and development projects into commercially viable products, estimating the resulting net cash flows from the projects when completed and discounting the net cash flows to their present value. The revenue estimates used to value the in-process research and development projects were based upon estimates of relevant market sizes and growth factors, expected trends in technology and the nature and expected timing of new product introductions by Cayman and its competitors. The amount allocated to acquired in-process research and development of $2.2 million was included as a deduction from stockholders' equity on the pro forma combined balance sheet and was excluded from the pro forma combined statement of operations as this is a non-recurring charge.

     The rate utilized to discount the net cash flows to their present value was 28% which Netopia believes adequately reflects the nature of the investment and the risk of the underlying cash flows. This discount rate is a weighted average cost of capital based upon a peer group of companies.

(2)      Pro Forma Adjustments

     The following adjustments to allocate the purchase price to the assets and liabilities of Cayman, recognize the effect of expensing acquired in-process research and development projects and record amortization of identified intangible assets were applied to the historical financial statements of Netopia and Cayman to arrive at the unaudited pro forma combined financial statements.

     [a] Cash and cash equivalents: this amount represents the cash that was used in exchange for all of Cayman's outstanding equity and convertible debt, in respect of an outstanding credit line, and in fees to Cayman's investment bankers, attorneys and accountants.

     [b] Inventories, net: this amount represents the adjustment to the book value of Cayman's inventory to properly reflect the inventories at fair market value. Finished goods inventories were valued at estimated selling prices less the sum of the costs of disposal and a reasonable profit allowance for the selling effort.

     [c] Intangible assets, net: this amount represents the amount of the purchase price that was allocated to the identified intangible assets including developed product technology of $1.1 million, core technology leveraged of $5.6 million, sales channel relationships of $1.4 million, and goodwill of $6.8 million. Additionally, the Company has allocated to goodwill a $1.2 million liability to fully reserve the excess space at the Cayman facilities resulting from the termination of employees whose positions were determined to be redundant subsequent to the closing of the Cayman acquisition (see Note 4 of Notes to Unaudited Pro Forma Consolidated Financial Statements).

     [d] Note payable: this amount represents the cash that was used in exchange for all of Cayman's outstanding convertible debt.

     [e] Bank line credit borrowing: this amount represents the cash that was used in respect of Cayman's borrowing under its bank line of credit.

     [f] Accrued liabilities: this amount represents $1.1 million of transaction costs incurred by the Company for accounting, legal and professional services; $0.7 million of severance benefits to Cayman employees that were not retained; $0.3 million related to the current portion of the liability recorded to fully reserve the excess space at the Cayman facilities (see Note 4 of Notes to Unaudited Pro Forma Consolidated Financial Statements).

     [g] Long-term liabilities: this amount represents the amount related to the liability recorded to fully reserve the excess space at the Cayman facilities in excess of the current portion of such liability. (See
         Note 4 of Notes to Unaudited Pro Forma Consolidated Financial
         Statements)

     [h] Additional paid in capital: this amount represents the elimination of Cayman's additional paid in capital.

     [i] Deferred compensation: this amount represents the elimination of Cayman's deferred compensation.

     [j] Accumulated deficit: this amount represents the elimination of Cayman's accumulated deficit upon consolidation and the $2.2 million charge for the amount allocated to acquired in-process research and development.

     [k] To record the amortization of the identified intangible assets developed product technology, core technology leveraged and sales channel relationships. The amount allocated to acquired in-process research and development is excluded from the pro forma combined statement of operations as this is a non-recurring charge.

     Based upon the closing date of the transaction, the pro forma adjustments may differ materially from those presented in these pro forma combined financial statements. A change in the pro forma adjustments would result in a reallocation of the purchase price. The actual effect on the financial statements of such change will depend on the nature and the amount of the assets, liabilities and equity adjusted.

     Cayman's stock option plans were cancelled upon the acquisition and as such, Netopia did not assume any of Cayman's stock option plans. As a result there is no adjustment required to the purchase price for the fair market value of options nor is an adjustment required to set up deferred compensation expense for any unvested options.

(3)      Pro Forma Net Loss Per Share

     The following table sets forth the computation of pro forma basic and diluted net loss per share from pro forma continuing operations for the fiscal year ended September 30, 2001 (in thousands, except per share amounts):

        Numerator:
          Pro forma loss from continuing operations............... $ (59,074)

        Denominator:
          Weighted average number of shares of Netopia
          common stock outstanding................................    17,902

        Pro forma loss per share from continuing operations.......  $  (3.30)

(4)      Expense Savings Expected from Combination

     Netopia has taken actions that will have a material effect on the future financial results of the combined entity. These actions and the expected expense savings are detailed below:

     . On October 15, 2001, Netopia laid-off 49 employees (24 from Netopia's operations and 25 from Cayman's operations) whose positions were determined to be redundant subsequent to the closing of the Cayman acquisition. The cost of severance benefits for the Cayman employees that were not retained is included in the purchase price of Cayman and is reflected as an adjustment to the pro forma combined balance sheet. The cost of severance benefits for the Netopia employees that were not retained is not reflected as an adjustment to the pro forma financial statements. The cost of severance benefits for the Netopia employees that were not retained is approximately $0.4 million and will be recorded as a restructuring charge in the three months ended December 31, 2001, the Company's fiscal first quarter of 2002. The combined lay-off is expected to generate approximately $4.6 million of salary and benefits expense reductions on an annual basis. This expense savings is not reflected as an adjustment to the pro forma financial statements.

     . As a result of the lay-off, Netopia identified specific computer equipment that is no longer being utilized. As a result, Netopia will record a restructuring charge of $53,000 in the three months ended December 31, 2001, the Company's fiscal first quarter of 2002, to fully reserve the remaining net book value of this equipment. This charge is not reflected as an adjustment to the pro forma financial statements. This reserve is expected to generate approximately $18,000 of depreciation expense reduction on an annual basis. If this equipment is placed back in service or is sold, the remaining amount under reserve will be reversed. This expense savings is not reflected as an adjustment to the pro forma financial statements.

     . As a result of the lay-off, approximately 16,800 square feet of excess space at the Cayman facilities is now listed for sub-lease. In connection with this excess space, Netopia has had an analysis completed of the corporate office space available for lease in the local market, and as a result, has determined that there is an over-supply of corporate office space available for lease. Based upon the over-supply of office space and the current macro-economic environment, Netopia believes it will be unable to sub-lease this space and recorded a liability of approximately $1.2 million as part of the purchase to fully reserve the cost of this excess space for the remaining term of the lease. This liability is reflected as an adjustment to the pro forma combined balance sheet. This reserve is expected to generate approximately $0.3 million of rent expense reduction on an annual basis. This expense savings is not reflected as an adjustment to the pro forma financial statements. If this space is sub-leased, or is utilized by Netopia, the remaining amount under reserve will be reversed.

     . In connection with the Cayman inventories that were acquired, Netopia hired an independent third party inventory consultant to assist in obtaining new vendor quotes for the raw materials used in the production of the Caymans products. As a result of the lower costs that have been obtained based upon these new vendor quotes, Netopia has been able to obtain cost reductions from the contract manufacturers used to manufacture the Cayman products acquired. On a per unit basis, Netopia has obtained a 20% cost reduction for Cayman's asynchronous digital subscriber line (ADSL) routers and an 8% cost reduction for Cayman's Ethernet routers. These cost savings are not reflected in the pro forma combined financial statements.